                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K


                                   CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       August 2, 1994



                              The Wackenhut Corporation

               (Exact name of registrant as specified in its charter)





          Florida                  0-2514                   59-0857245
(State or other jurisdiction    (Commission File           (IRS Employer
     of incorporation)            Number)                Identification No.)



               1500 San Remo Avenue, Coral Gables, FL.      33146

               (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code     (305) 666-5656

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On August 2, 1994, Wackenhut Corrections Corporation, a subsidiary of the Corporation ("the Subsidiary"), sold 1,900,000 (and an additional 285,000 if oversubscribed) shares of common stock at an offering price of $9.00 per share.


The net proceeds from the offering, which amounted to approximately $15,903,000 not including the over-allotment, were used in part by the Subsidiary to retire indebtedness to the Corporation of approximately $9,644,000, and to repay bank debt of approximately $4,500,000 incurred to fund the payment of a special dividend to the Corporation. The remainder of the proceeds will be used by the Subsidiary for general corporate purposes, including working capital.

Following the completion of this sale, the Corporation will own approximately 75.9% of the issued and outstanding shares of Common Stock of the Subsidiary (73.3% if the underwriters' over-allotment option is exercised in full).

With proceeds from the retirement of debt from the Subsidiary and its revolving credit facility, the Corporation prepaid $12,500,000 of its Senior Notes due September 30, 2000, at a premium of approximately $1,344,000 on August 2, 1994.


ITEM 7.   FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

Financial statements and pro forma financial information are not required since the transaction does not currently meet materiality requirements.


                                     SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE WACKENHUT CORPORATION


DATE:          August 12, 1994               /s/  RICHARD C. DECOOK
                                             ----------------------
                                             Richard C. DeCook
                                             Senior Vice President - Finance
                                             and Chief Financial Officer


                                     Page 2 of 2